EXHIBIT 99.1

II-VI Incorporated Reports Fourth Quarter and Fiscal Year 2014 Earnings on Record Bookings and Revenues; Announces Share Repurchase Program

  Bookings increased 33% from Q4 FY13 – a quarterly record; organic bookings increased 3%.
  Segment earnings for Q4 FY14 increased 69% from Q3 FY14.
  Earnings Per Share in Q4 FY14 increased 54% from Q3 FY14.

PITTSBURGH, Aug. 4, 2014 (GLOBE NEWSWIRE) -- II-VI Incorporated (Nasdaq:IIVI) ("II-VI" or the "Company") today reported results for its fourth quarter and fiscal year ended June 30, 2014.

Bookings from continuing operations for the fourth quarter increased 33% to a record $193.3 million, compared to $145.3 million in the fourth quarter of last fiscal year. Bookings from continuing operations for the fiscal year ended June 30, 2014, increased 33% to a record $691.3 million, compared to $521.1 million for last fiscal year. Bookings resulting from the Company's acquisitions completed during fiscal year 2014 were $44.2 million and $117.4 million, respectively for the fourth quarter and fiscal year. Bookings are defined as customer orders received that are expected to be converted into revenues during the next 12 months.

Revenues from continuing operations for the fourth quarter increased 22% to a record $187.9 million from $154.1 million in the fourth quarter of last fiscal year. Revenues from continuing operations for the fiscal year ended June 30, 2014 increased 24% to a record $683.3 million, compared to $551.1 million for last fiscal year. Revenues resulting from the Company's acquisitions completed during fiscal year 2014 were $39.5 million and $115.2 million for the fourth quarter and fiscal year.

Earnings from continuing operations attributed to II-VI Incorporated for the fourth quarter were $12.7 million, or $0.20 per share-diluted, compared to earnings from continuing operations of $14.3 million, or $0.22 per share-diluted, for the fourth quarter of last fiscal year. For the fiscal year ended June 30, 2014, earnings from continuing operations attributed to II-VI Incorporated were $38.3 million, or $0.60 per share-diluted, compared to earnings from continuing operations of $57.6 million, or $0.90 per share-diluted, for last fiscal year. Please refer to the reconciliation of reported earnings from continuing operations attributable to II-VI to non-GAAP earnings in this earnings release.

Francis J. Kramer, President and Chief Executive Officer said, "We are pleased to report improving financial results for the fourth quarter. Consolidated segment revenues increased 8% and earnings increased 69% from the quarter ended March 31, 2014. Our Infrared Optics segment was at the forefront of this improvement with good bookings and revenue growth, including at our HIGHYAG business unit which experienced strong demand for laser welding heads and beam delivery systems for the fiber laser and direct diode laser markets."

"We are executing our integration roadmap for the businesses acquired during fiscal year 2014 in the Active Optical Products segment. Although we are not yet satisfied with our financial results for that segment, we did show an 8% improvement in segment results compared to the quarter ended March 31, 2014."

"As we enter fiscal year 2015, we feel that the Company's planned new three segment structure will improve the alignment among our end markets, our customers, our operations and our product portfolio investments. We believe this will improve our line of sight on profitability and cash usage."

As discussed below under "Use of non-GAAP Financial Measures," the Company is presenting non-GAAP financial measures in this release. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with generally accepted accounting principles ("GAAP"). Please refer to the attached reconciliation between GAAP and adjusted financial measures prepared in accordance with GAAP and the non-GAAP adjusted financial measures.

Share Repurchase Program

The Company announced today that its Board of Directors has authorized the Company to implement a new share repurchase program for up to $50 million of its Common Stock. The repurchases may be made from time to time in the open market or in privately negotiated transactions as permitted by federal and state securities laws, including Rule 10b-18 of the Securities Exchange Act. The Company may suspend or discontinue this repurchase program at any time. Shares repurchased by the Company will be retained as treasury stock and will be available for general corporate purposes. The Company expects the repurchase of shares to at least partially offset the dilutive effect of the issuance of shares from the Company's current Omnibus Incentive Plan, and will finance the repurchases from cash-on-hand and amounts available under the Company's existing credit facility.

Outlook

For the first fiscal quarter ending September 30, 2014, the Company currently forecasts revenues from continuing operations to range from $170 million to $185 million and earnings per share from continuing operations to range from $0.14 to $0.20 per share-diluted. Comparable results for the quarter ended September 30, 2013 were revenues from continuing operations of $150.0 million and earnings per share from continuing operations of $0.15. All financial performance measures included in these forecasts, and their respective historical references, were prepared in accordance with GAAP. As discussed in more detail below, actual results may differ from these forecasts due to various factors including, but not limited to, changes in product demand, competition and general economic conditions.

Segment Information from Continuing Operations

The following segment information includes segment earnings from continuing operations (defined as earnings from continuing operations before income taxes, interest expense and other expense or income, net). Management believes segment earnings from continuing operations is a useful performance measure because it reflects the results of segment performance over which management has direct control.

The Company completed the following acquisitions during fiscal year 2014, the results of which are included in the Active Optical Products business segment.

  Semiconductor laser business, September 12, 2013; and
  Fiber amplifier and micro-optics business, November 1, 2013.

	Three Months Ended			Year Ended
Segment Bookings, Revenues and Earnings	June 30,			June 30,
$ Millions, except % (Unaudited)	2014	2013	% Increase (Decrease)	2014	2013	% Increase (Decrease)

Bookings:
Infrared Optics	$ 63.9	$ 57.4	11%	$ 220.1	$ 200.7	9%
Near-Infrared Optics	37.5	42.1	(11)%	144.2	145.7	(1)%
Military & Materials	18.3	26.8	(32)%	88.3	88.0	--%
Advanced Products Group	29.4	19.0	56%	121.3	86.7	40%
Active Optical Products	44.2	--	--	117.4	--	--
Total Bookings	$ 193.3	$ 145.3	33%	$ 691.3	$ 521.1	33%

Revenues:
Infrared Optics	$ 57.6	$ 53.5	8%	$ 209.7	$ 203.3	3%
Near-Infrared Optics	35.4	41.4	(14)%	144.7	154.9	(7)%
Military & Materials	25.3	29.3	(13)%	98.3	97.1	1%
Advanced Products Group	30.1	29.9	1%	115.4	95.8	20%
Active Optical Products	39.5	--	--	115.2	--	--
Total Revenues	$ 187.9	$ 154.1	22%	$ 683.3	$ 551.1	24%

Segment Earnings (Loss):
Infrared Optics	$ 12.0	$ 13.1	(8)%	$ 40.7	$ 49.5	(18)%
Near-Infrared Optics	2.1	3.0	(30)%	9.8	19.6	(50)%
Military & Materials	4.6	1.9	142%	12.9	0.7	1743%
Advanced Products Group	3.4	1.4	143%	9.4	1.7	453%
Active Optical Products	(7.4)	--	--	(26.3)	--	--
Total Segment Earnings	$ 14.7	$ 19.4	(24)%	$ 46.5	$ 71.5	(35)%

Below is a reconciliation of Segment Earnings reported in this press release to reported Net Earnings.

Reconciliation of segment earnings to	Three Months Ended		Year Ended
net earnings (Unaudited)	June 30,		June 30,
$ Millions	2014	2013	2014	2013

Segment earnings	$ 14.7	$ 19.4	$ 46.5	$ 71.5
Interest expense	1.4	0.5	4.5	1.2
Other expense (income), net	(0.9)	(0.4)	(3.6)	(7.2)
Income taxes	1.5	4.9	7.3	18.8
(Income) loss from discontinued operation	--	4.2	(0.1)	6.8
Net Earnings	$ 12.7	$ 10.2	$ 38.4	$ 51.9

Other Selected Financial Information from Continuing Operations

The following other selected financial information from continuing operations includes earnings from continuing operations before interest, income taxes, depreciation and amortization ("EBITDA"). The Company believes EBITDA from continuing operations is a useful performance measure because it reflects operating profitability before certain non-operating expenses and non-cash charges.

	Three Months Ended		Year Ended
	June 30,		June 30,
$ Millions, except share information (Unaudited)	2014	2013	2014	2013

EBITDA	$ 29.3	$ 30.9	$ 103.3	$ 119.6
Cash paid for capital expenditures	$ 8.4	$ 7.8	$ 29.2	$ 25.2
Net borrowings (payments) on indebtedness	$ (21.0)	$ (7.0)	$ 128.0	$ 102.0
Share-based compensation expense, pre-tax	$ 2.6	$ 2.7	$ 12.3	$ 12.0
Cash paid for shares repurchased through the Company's share repurchase programs	$ 8.0	$ --	$ 20.0	$ 20.0
Shares repurchased through the Company's share repurchase programs	583,355	--	1,333,355	1,141,022

Below is a reconciliation of EBITDA reported in this press release to reported Net Earnings.

Reconciliation of EBITDA to Net Earnings (Unaudited)	Three Months Ended		Year Ended
($ Millions)	June 30,		June 30,
	2014	2013	2014	2013

EBITDA	$ 29.3	$ 30.9	$ 103.3	$ 119.6
Interest expense	1.4	0.5	4.5	1.2
Depreciation and amortization	13.7	11.1	53.2	40.9
Income taxes	1.5	4.9	7.3	18.8
(Income) loss from discontinued operation	--	4.2	(0.1)	6.8
Net earnings	$ 12.7	$ 10.2	$ 38.4	$ 51.9

Discontinued Operations

The Company's subsidiary Pacific Rare Specialty Metals & Chemicals, Inc. ("PRM"), a business in the Company's Military & Materials segment, discontinued its tellurium product line during the second fiscal quarter ended December 31, 2013. Results for all periods presented reflect the presentation of the tellurium product line as a discontinued operation.

Webcast Information

The Company will host a conference call at 9:00 a.m. Eastern Time on Tuesday, August 5, 2014 to discuss these results. The conference call will be broadcast live over the internet and can be accessed by all interested parties from the Company's web site at www.ii-vi.com as well as at http://tinyurl.com/lshhzjz.  A replay of the webcast will be available for two weeks following the call.

Use of Non-GAAP Financial Measures

The Company has disclosed adjusted financial measurements in this press release that present financial information that is not in accordance with GAAP. These measurements are not a substitute for GAAP measurements, although the Company's management uses these measurements as an aid in monitoring the Company's on-going financial performance. The adjusted non-GAAP net earnings attributable to II-VI Incorporated and adjusted non-GAAP earnings per share measure the earnings of the Company excluding unusual items that are considered by management to be outside of the normal on-going operations of the Company. There are limitations with the use of non-GAAP financial measures, including that non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, that there can be no assurance that excluded items in the non-GAAP financial measures will not occur in the future and that there could be cash costs associated with items excluded in the non-GAAP financial measures. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

About II-VI Incorporated

II-VI Incorporated, a global leader in engineered materials and opto-electronic components, is a vertically-integrated manufacturing company that creates and markets products for diversified markets including industrial manufacturing, optical communications, military and aerospace, high-power electronics, semiconductor laser and thermoelectronics applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers.

In the Company's infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and thermal imaging systems and HIGHYAG Lasertechnologie GmbH ("HIGHYAG") manufactures fiber-delivered beam delivery systems and processing tools for industrial lasers.

In the Company's near-infrared optics business, Photop Technologies, Inc. ("Photop") manufactures crystal materials, optics, microchip lasers and opto-electronic modules for use in optical communication networks and other diverse consumer and commercial applications. Photop Aegis, Inc. ("Aegis") manufactures tunable optical devices required for high speed optical networks that provide the bandwidth expansion necessary for increasing internet traffic. Through its Australian subsidiary, Photop AOFR Pty Limited, Aegis also manufactures fused fiber components, including those required for fiber lasers for material processing applications, as well as optical couplers used primarily in the optical communication industry.

In the Company's military & materials business, LightWorks Optical Systems, Inc. (formerly Exotic Electro-Optics and LightWorks Optics, Inc.) manufactures products for military applications and precision optical systems and components for defense, aerospace, industrial and life science applications. Pacific Rare Specialty Metals & Chemicals ("PRM") produces and refines a rare earth element and selenium. Max Levy Autograph, Inc. ("MLA") manufactures micro-fine conductive mesh patterns for optical, mechanical and ceramic components for applications such as circuitry, metrology standards, targeting calibration and suppression of electro-magnetic interference. VLOC manufactures near-infrared and visible light products for military applications and laser gain materials and products for solid-state YAG and YLF lasers.

In the Company's advanced products group, the Wide Bandgap Materials ("WBG") group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries. Marlow Industries, Inc. ("Marlow") designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets. Worldwide Materials Group ("WMG") provides expertise in materials development, process development and manufacturing scale up. M Cubed Technologies, Inc. ("M Cubed") develops and markets advanced composite materials serving the semiconductor, display, industrial and defense markets.

In the Company's active optical products segment, II-VI Laser Enterprise GmbH ("II-VI Laser Enterprise") is an industry-leading manufacturer of high-power semiconductor laser components enabling fiber and direct diode laser systems for material processing, medical, consumer and printing applications. In addition, II-VI Laser Enterprise manufactures pump lasers for optical amplifiers for both terrestrial and submarine applications and vertical cavity surface emitting lasers ("VCSELs") for optical navigation, optical interconnects and optical sensing applications. II-VI Network Solutions Division is an industry leading manufacturer of customized solutions providing customers with end-to-end design and manufacturing support to enable rapid realization of customer-specific amplification and micro-optics solutions.  These two businesses serve as the foundation for a new strategic-technology platform for the Company.

Forward-looking Statements

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company's performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other "Risk Factors" discussed in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2013; (iii) the purchasing patterns from customers and end-users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the Company's ability to assimilate recently acquired businesses, and risks, costs and uncertainties associated with such acquisitions; and/or (vii) the Company's ability to devise and execute strategies to respond to market conditions. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or developments, or otherwise.

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
($000 except per share data)
	Three Months Ended		Year Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues
Net sales:
Domestic	$ 61,851	$ 72,107	$ 240,534	$ 241,045
International	126,070	81,923	442,727	310,030
Total Revenues	187,921	154,030	683,261	551,075

Costs, Expenses & Other Expense (Income)
Cost of goods sold	125,600	99,134	456,545	347,558
Internal research and development	11,322	5,697	42,523	22,689
Selling, general and administrative	36,295	29,803	137,707	109,337
Interest expense	1,415	452	4,479	1,160
Other expense (income), net	(868)	(442)	(3,634)	(7,155)
Total Costs, Expenses, and Other Expense (Income)	173,764	134,644	637,620	473,589

Earnings from Continuing Operations Before Income Taxes	14,157	19,386	45,641	77,486

Income Taxes	1,502	4,922	7,325	18,766

Earnings from Continuing Operations	12,655	14,464	38,316	58,720

Earnings (loss) from Discontinued Operation, net of income taxes	--	(4,226)	133	(6,789)

Net Earnings	$ 12,655	$ 10,238	$ 38,449	$ 51,931

Less: Net Earnings Attributable to Noncontrolling Interests	--	212	--	1,118

Net Earnings Attributable to II-VI Incorporated	$ 12,655	$ 10,026	$ 38,449	$ 50,813

Earnings Attributable to II-VI Incorporated Diluted Earnings Per Share:
Continuing operations	$ 0.20	$ 0.22	$ 0.60	$ 0.90
Discontinued operation	$ --	$ (0.07)	$ --	$ (0.11)
Consolidated	$ 0.20	$ 0.16	$ 0.60	$ 0.80

Earnings Attributable to II-VI Incorporated Basic Earnings Per Share:
Continuing operations	$ 0.21	$ 0.23	$ 0.62	$ 0.92
Discontinued operation	$ --	$ (0.07)	$ --	$ (0.11)
Consolidated	$ 0.21	$ 0.16	$ 0.62	$ 0.81

Average Shares Outstanding - Diluted	63,115	63,622	63,686	63,884
Average Shares Outstanding - Basic	61,695	62,180	62,248	62,411

II-VI Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
($000)
	June 30,	June 30,
	2014	2013
Assets
Current Assets
Cash and cash equivalents	$ 174,660	$ 185,433
Accounts receivable	136,723	107,173
Inventories	165,873	141,859
Deferred income taxes	11,118	10,794
Prepaid and refundable income taxes	4,440	4,543
Prepaid and other current assets	12,917	11,342
Total Current Assets	505,731	461,144
Property, plant & equipment, net	208,939	170,672
Goodwill	196,145	123,352
Other intangible assets, net	136,404	86,701
Investment	11,589	11,203
Deferred income taxes	4,038	2,696
Other assets	9,080	8,034
Total Assets	$ 1,071,926	$ 863,802

Liabilities and Shareholders' Equity
Current Liabilities
Current portion of long-term debt	$ 20,000	$ --
Accounts payable	45,767	23,617
Accruals and other current liabilities	69,298	70,817
Total Current Liabilities	135,065	94,434
Long-term debt	221,960	114,036
Deferred income taxes	7,440	4,095
Other liabilities	32,418	15,129
Total Liabilities	396,883	227,694
Total Shareholders' Equity	675,043	636,108
Total Liabilities and Shareholders' Equity	$ 1,071,926	$ 863,802

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
($000)
	Year Ended
	June 30,
	2014	2013
Cash Flows from Operating Activities
Net cash provided by (used in):
Continuing operations	$ 94,265	$ 110,472
Discontinued operation	1,197	(2,865)
Net cash provided by operating activities	95,462	107,607

Cash Flows from Investing Activities
Additions to property, plant and equipment	(29,220)	(25,205)
Purchases of businesses, net of cash acquired	(177,676)	(126,193)
Proceeds received on contractual settlement from Thailand flood	--	4,797
Proceeds from sale of equity investment	--	2,138
Other investing activities	79	--
Net cash used in investing activities:
Continuing operations	(206,817)	(144,463)
Discontinued operation	--	(68)
Net cash used in investing activities	(206,817)	(144,531)

Cash Flows from Financing Activities
Proceeds from borrowings	183,000	113,000
Payments on borrowings	(55,000)	(11,000)
Purchases of treasury stock	(19,973)	(19,978)
Payment of redeemable non-controlling interest	(8,789)	--
Payments on earn-out arrangement	(3,000)	--
Proceeds from exercises of stock options	4,358	4,104
Other	(1,514)	(347)
Net cash provided by financing activities	99,082	85,779

Effect of exchange rate changes on cash and cash equivalents	1,500	1,634

Net (decrease) increase in cash and cash equivalents	(10,773)	50,489

Cash and Cash Equivalents at Beginning of Period	185,433	134,944
Cash and Cash Equivalents at End of Period	$ 174,660	$ 185,433

II-VI Incorporated and Subsidiaries
Reconciliation of Selected Non-GAAP Financial Measurements
($ Millions, except per share amounts)

Reconciliation of Reported Earnings from Continuing Operations Attributable to II-VI Incorporated to Non-GAAP Earnings from Continuing Operations (Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2014	2013	2014	2013

Reported Earnings from Continuing Operations Attributable to II-VI Incorporated	$ 12.7	$ 14.3	$ 38.3	$ 57.6

Add back:
Restructuring charges	--	--	3.4	--
Acquisitions transaction expenses	--	--	3.9	1.3
Acquisitions FMV inventory adjustments	--	--	4.1	0.6
Amortization and depreciation on FMV step-up of tangible and intangible assets from acquisitions	1.7	2.0	8.4	3.5
Contractual settlement from Thailand flooding	--	--	--	(5.3)
Write-down of selenium inventory	--	--	--	1.1
Income tax impact on unusual items	(0.5)	(0.7)	(4.5)	(0.4)
Adjusted Non-GAAP Earnings from Continuing Operations Attributable to II-VI Incorporated	$ 13.9	$ 15.6	$ 53.6	$ 58.4

Per share data:
Earnings from Continuing Operations Attributable to II-VI Incorporated:
Earnings from Continuing Operations Attributable to II-VI Incorporated Diluted Earnings Per Share:	$ 0.20	$ 0.22	$ 0.60	$ 0.90
Earnings from Continuing Operations Attributable to II-VI Incorporated Basic Earnings Per Share:	$ 0.21	$ 0.23	$ 0.62	$ 0.92

Per share, After-Tax Impact of Special Items on:
Earnings from Continuing Operations Attributable to II-VI Incorporated Diluted Earnings Per Share:	$ 0.02	$ 0.02	$ 0.24	$ 0.01
Earnings from Continuing Operations Attributable to II-VI Incorporated Basic Earnings Per Share:	$ 0.02	$ 0.02	$ 0.25	$ 0.01

Adjusted Non-GAAP Earnings from Continuing Operations Attributable to II-VI Incorporated:
Adjusted Non-GAAP Earnings from Continuing Operations Diluted Earnings Per Share:	$ 0.22	$ 0.24	$ 0.84	$ 0.92
Adjusted Non-GAAP Earnings from Continuing Operations Basic Earnings Per Share	$ 0.23	$ 0.25	$ 0.86	$ 0.94
CONTACT: II-VI Incorporated
         Mary Jane Raymond, Chief Financial Officer
         (724) 352-4455